EXHIBIT 99.1

                                  NEWS RELEASE


                                         CONTACT:  PETER J. CUNNINGHAM
                                                   FIRST VICE PRESIDENT
                                                   INVESTOR RELATIONS
                                                   (516) 327-7877


FOR IMMEDIATE RELEASE

        ASTORIA FINANCIAL CORPORATION REPORTS THIRD QUARTER EPS OF $1.25
                       (CASH EARNINGS OF $1.40 PER SHARE)

           QUARTERLY CASH DIVIDEND OF $0.24 PER COMMON SHARE DECLARED

LAKE SUCCESS, NEW YORK - OCTOBER 20, 1999 -- Astoria Financial Corporation (Nasdaq:ASFC), the holding company for Astoria Federal Savings and Loan Association, today reported net income of $66.9 million or $1.25 diluted earnings per common share for the quarter ended September 30, 1999. For the nine months ended September 30, 1999, net income totaled $176.1 million or $3.24 diluted earnings per common share. The 1999 third quarter and nine month results include a net gain on the sale and disposition of upstate New York banking offices and certain loan production offices, net of taxes, of $11.9 million, or $0.23 per common share, and $11.1 million, or $0.21 per common share, respectively. Operating earnings (net income excluding the net gain on the sale and disposition of banking and loan production offices) for the third quarter ended September 30, 1999 increased to $55.0 million, or $1.02 diluted operating earnings per common share, from operating earnings of $24.9 million, or $0.44 diluted operating earnings per common share, for the comparable 1998 period. For the nine month period ended September 30, 1999, operating earnings increased to $165.0 million, or $3.03 diluted earnings per common share, from operating earnings of $100.6 million, or $1.82 diluted operating earnings per common share, for the comparable 1998 period. Prior year third quarter and nine month results have been restated to reflect the pooling of interests accounting treatment with respect to the Long Island Bancorp, Inc. ("LIB") acquisition following the close of business on September 30, 1998.

         Commenting on the third quarter results, George L. Engelke, Jr., Chairman, President and Chief Executive Officer of Astoria, said, "Contributing to our solid third quarter results were a 28% decrease in operating expenses and a 19% increase in net interest income from the prior year period, as well as the positive effects of our stock repurchase program. This performance reflects the success achieved in completing the LIB acquisition smoothly and on a timely basis and validates our strategy of enhancing operating efficiencies through strategic in-market acquisitions."

OPERATING CASH EARNINGS AND RELATED RETURNS

         Cash earnings, which represent the amount by which tangible equity changes each period due to operating results, include reported earnings plus the non-cash charges for goodwill amortization and amortization relating to certain employee stock plans and related tax benefit. Tangible equity generation from operations, or cash earnings, is a measure of Astoria's financial capacity for growth, share repurchases and/or payment of dividends. Operating cash earnings increased tangible equity in the 1999 third quarter by $63.1 million, or 14.6% more than operating earnings. (Please see page 9).

         Operating cash earnings available to common shareholders were $61.6 million, or $1.18 diluted operating cash earnings per common share for the 1999 third quarter, an increase of 66.4% and 68.6%, respectively, over the $37.0 million, or $0.70 diluted operating cash earnings per common share reported for the 1998 third quarter. For the nine months ended September 30, 1999, operating cash earnings available to common shareholders were $186.1 million, or $3.51 diluted operating cash earnings per common share, an increase of 40.2% and 39.8%, respectively, over the $132.7 million, or $2.51 diluted operating cash earnings per common share for the comparable 1998 period.

         The operating cash return on average tangible equity for the third quarter and nine months ended September 30, 1999 was 23.17% and 21.94%, respectively, versus 12.06% and 14.73%, respectively, for the comparable 1998 periods. Commenting on the significance of this important ratio, Mr. Engelke noted, "The operating cash return on average tangible equity, a key measure of our financial performance, increased for the third quarter and nine months of 1999 by over 92% and 49%, respectively, over the comparable 1998 periods reflecting the successful integration of LIB, efficiencies realized and the effective deployment of capital." The operating cash returns on average assets for the third quarter and nine months ended September 30, 1999 were 1.10% and 1.12%, respectively, versus 0.82% and 1.02%, respectively, for the comparable 1998 periods.

BOARD DECLARES QUARTERLY CASH DIVIDEND; SIXTH STOCK REPURCHASE PROGRAM UNDERWAY

         The Board of Directors, at their October 20, 1999 meeting, declared a quarterly cash dividend of $0.24 per common share. The dividend is payable on December 1, 1999 to shareholders of record at the close of business on November 15, 1999. This is the eighteenth consecutive quarterly cash dividend declared by the Company.

         During the third quarter, Astoria Financial, under its previously announced stock repurchase program, purchased 586,500 shares of its common stock. A total of 1,503,700 shares, or 27.3% of the approximately 5.5 million shares authorized under the program, have been purchased since the program commenced on April 21, 1999 at a total cost of $66.7 million. Additional purchases may be made from time to time through April 20, 2001 in open-market or privately negotiated transactions.

1999 THIRD QUARTER AND NINE MONTH EARNINGS SUMMARY

         Net interest income for the third quarter of 1999 increased 18.7% to $133.2 million from $112.3 million for the 1998 third quarter. For the nine months ended September 30, 1999, net interest income increased 21.8% to $405.8 million from $333.2 million for the first nine months of 1998. The increases for the three and nine month periods are primarily attributable to the growth in average interest-earning assets, principally mortgage-backed securities and mortgage loans.

         Astoria's net interest margin was 2.39% and 2.47%, respectively, for the quarter and nine months ended September 30, 1999 compared to 2.52% and 2.62%, respectively, for the comparable 1998 periods. The 1999 third quarter net interest margin was seven basis points lower than the 1999 second quarter, of which five basis points were attributable to one additional day of interest expense in the third quarter.

          The provision for loan losses for the quarter and nine months ended September 30, 1999 were $1.0 and $3.1 million, respectively, compared to $5.2 million and $8.8 million for the comparable 1998 periods. The reduced provision reflects the effect of a 33.2%, or $28.5 million decline in non-performing loans since September 30, 1998. The resulting ratio of the allowance for loan losses to non-performing loans was 129.2% at September 30, 1999 compared to 88.8% at September 30, 1998.

         Non-interest income for the quarter ended September 30, 1999 was $36.8 million which included a $20.4 million net gain on the sale and disposition of upstate New York banking offices and certain loan production offices, compared to $8.3 million for the 1998 third quarter which included a $4.1 million gain on sales of securities. Non-interest income for the first nine months of 1999, totaled $69.9 million which included a $19.2 million net gain on the sale and disposition of upstate New York banking offices and certain loan production offices and a $714,000 gain on sale of securities, compared to $48.1 million for the nine months of 1998 which included a $15.3 million gain on sale of securities.

         Total non-interest expense decreased by 24.6% to $54.0 million for the quarter ended September 30, 1999 from $71.7 million for the 1998 third quarter and decreased 15.1% to $168.9 million for the first nine months of 1999 from $199.0 million for the first nine months of 1998.

         General and administrative expense ("G&A"), excluding non-cash amortization expense relating to certain employee stock plans ("cash G&A"), for the quarter and nine months ended September 30, 1999, totaled $45.8 million and $142.3 million, respectively, compared to $63.0 million and $168.5 million, respectively, for the comparable 1998 periods. Importantly, Astoria's ratio of cash G&A expense to average assets decreased to 0.80% and 0.84%, for the quarter and nine month periods ended September 30, 1999, from 1.35% and 1.26%, respectively, for the comparable periods last year. The cash efficiency ratio for the quarter and first nine months of 1999 was 30.59% and 31.25%, respectively, compared to 54.11% and 46.03%, respectively, for the comparable 1998 periods. Mr. Engelke commented, "The continuing downward trend in these very important operating ratios is evidence of both our keen focus on efficiency and our ability to drive efficiency through acquisitions."

         Goodwill litigation expense in the 1999 third quarter totaled $1.1 million compared to $421,000 reported in the 1998 third quarter. For the nine months ended September 30, 1999 goodwill litigation expense totaled $4.0 million compared to $1.1 million in the comparable 1998 period.

BALANCE SHEET SUMMARY

         Total assets at September 30, 1999 totaled $22.86 billion, compared to $23.10 billion reported at June 30, 1999.

         Mortgage lending activity for the three and nine month periods ended September 30, 1999, as detailed in the table below, was concentrated in one-to-four family mortgage loans. The decrease in loan origination activity during 1999 was primarily due to decreased levels of mortgage refinance activity, due to a general rise in the level of interest rates, together with a focus on originating loans for portfolio rather than for sale in the secondary market. Additionally, the increase in market interest rates also reduced the level of loan prepayments. In the 1999 third quarter, loan prepayments declined and totaled $333.9 million compared to $443.9 million in the 1999 second quarter. Loans sold during the three and nine month periods ended September 30, 1999 totaled $52.8 million and $441.9 million, respectively, and were primarily 30 year and 15 year fixed-rate, one-to-four family loans.

                                         MORTGAGE LOAN PRODUCTION
                           THREE MONTHS ENDED                 THREE MONTHS ENDED
                           SEPTEMBER 30, 1999                 SEPTEMBER 30, 1998

DELIVERY CHANNEL:

         Broker              $450.8 million                      $577.6 million
         Retail               198.8 million                       615.0 million
         Third Party          96.5  million                        48.8 million
                              -------------                     ---------------
         TOTAL               $746.1 MILLION                    $1,241.4 MILLION

                          NINE MONTHS ENDED                   NINE MONTHS ENDED
                          SEPTEMBER 30, 1999                 SEPTEMBER 30, 1998

 DELIVERY CHANNEL:

         Broker             $1,781.7 million                   $1,827.2 million
         Retail              1,047.6 million                    1,861.5 million
         Third Party           280.6 million                      171.1 million
                             ----------------                   ---------------
         TOTAL              $3,109.9 MILLION                   $3,859.8 MILLION

         Loans held-for-investment, net, at September 30, 1999 totaled $9.93 billion, increasing $259.2 million, or 2.7% from June 30, 1999. For the nine month period ended September 30, 1999, loans held-for investment, net, increased $1.19 billion, or 13.7%. The increases were concentrated in one-to-four family mortgage loans. While the loan portfolio continued to grow in the third quarter, non-performing assets declined to $64.0 million, or 0.28% of total assets at September 30, 1999, from $75.4 million, or 0.33% of total assets at June 30, 1999. Mortgage-backed and other securities totaled $11.52 billion at September 30, 1999, a decrease of $467.6 million from June 30, 1999.

         Deposits at September 30, 1999 totaled $9.44 billion, a decline of $185.9 million from June 30, 1999. The decrease includes $156 million of deposit liabilities in five upstate New York banking offices that were sold in the third quarter. Deposits in Astoria Federal's remaining 87 banking offices average $109 million per office. At September 30, 1999, core deposits, including savings, NOW, money manager and money market accounts, comprised 48.5% of total deposits, substantially unchanged from the prior quarter. Borrowings at September 30, 1999, primarily medium and long-term, totaled $11.66 billion compared to $11.73 billion at June 30, 1999.

          At September 30, 1999, the cumulative one-year interest rate sensitivity gap was positive 2.29% compared to positive 5.18% at December 31, 1998.

         Stockholders' equity was $1.36 billion, or 5.94% of total assets at September 30, 1999, compared to $1.34 billion, or 5.80% of total assets, at June 30, 1999 and $1.46 billion, or 7.10% at December 31, 1998. The change in stockholders' equity in the third quarter was primarily attributable to the positive effect of net income and the amortization relating to stock plans and related tax benefit, offset by the repurchase of common shares during the third quarter, the increase in the unrealized loss on securities, net of taxes, component and dividends paid. The third quarter increase from $203.0 million to $222.3 million in the unrealized loss on securities, net of taxes, component of stockholders' equity, is a reflection of the effect of increasing market interest rates since June 30, 1999 on the available-for-sale securities portfolio and is not the result of any actual sales transactions from that portfolio. Astoria Federal continues to maintain capital ratios in excess of regulatory requirements. At September 30, 1999, core, tangible and risk-based capital ratios were 5.55%, 5.55% and 14.50%, respectively.

         Astoria Financial Corporation, the holding company for Astoria Federal Savings and Loan Association with assets of $22.9 billion, is the largest thrift institution in New York and sixth largest in the United States. Astoria Federal, through its 87 banking offices, provides retail banking, mortgage and consumer loan services to 700,000 customers. Astoria commands the second largest deposit market share in the attractive Long Island market, which includes Brooklyn, Queens, Nassau and Suffolk counties with a population exceeding that of 39 individual states. Astoria originates mortgage loans through its banking and loan production offices in the metropolitan New York area and through an extensive broker network in thirteen states: New York, New Jersey, Connecticut, Pennsylvania, Massachusetts, Delaware, Maryland, Ohio, Virginia, North Carolina, South Carolina, Georgia and Florida.

Note: Astoria Financial Corporation's news releases are available on its web site: HTTP://WWW.ASFC.COM or by fax, at no charge, through PR Newswire's "Company News on Call" at (800) 758-5804, extension 104529.


THIS RELEASE MAY CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS AND MAY BE IDENTIFIED BY THE USE OF SUCH WORDS AS "BELIEVE," "EXPECT," "ANTICIPATE," "SHOULD," "PLANNED," "ESTIMATED," AND "POTENTIAL." EXAMPLES OF FORWARD LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, ESTIMATES WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY THAT ARE SUBJECT TO VARIOUS FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE ESTIMATES. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS, CHANGES IN INTEREST RATES, DEPOSIT FLOWS, LOAN DEMAND, REAL ESTATE VALUES, AND COMPETITION; CHANGES IN ACCOUNTING PRINCIPLES, POLICIES, OR GUIDELINES; CHANGES IN LEGISLATION OR REGULATION; AND OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL, REGULATORY, AND TECHNOLOGICAL FACTORS AFFECTING THE COMPANY'S OPERATIONS, PRICING, PRODUCTS, AND SERVICES.

                                  Tables Follow

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
----------------------------------------------
(In Thousands, Except Share Data)

                                                                               At                       At
                                                                          September 30,             December 31,
                                                                              1999                      1998
                                                                          -------------            --------------
ASSETS
------
Cash and due from banks                                                 $      114,328           $       126,945
Federal funds sold and repurchase agreements                                   127,209                   266,437
Mortgage-backed securities available-for-sale                                8,887,451                 7,553,834
Other securities available-for-sale                                            667,498                   642,610
Mortgage-backed securities held-to-maturity
   (estimated fair value of $1,129,039 and $1,141,145, respectively)         1,131,636                 1,136,799
Other securities held-to-maturity (estimated fair value of
   $781,393 and  $982,295, respectively)                                       829,020                   972,012
Federal Home Loan Bank of New York stock                                       262,000                   210,250
Loans held-for-sale                                                             38,478                   212,909
Loans receivable held-for-investment:
   Mortgage loans, net                                                       9,823,261                 8,583,355
   Consumer and other loans, net                                               184,299                   230,367
                                                                          -------------            --------------
                                                                            10,007,560                 8,813,722
   Less allowance for loan losses                                               74,332                    74,403
                                                                          -------------            --------------
   Total loans receivable held-for-investment, net                           9,933,228                 8,739,319
Mortgage servicing rights, net                                                  49,957                    50,237
Accrued interest receivable                                                    115,563                   102,288
Premises and equipment, net                                                    177,557                   161,629
Goodwill                                                                       228,778                   245,862
Other assets                                                                   301,055                   166,610
                                                                          -------------            --------------

TOTAL ASSETS                                                            $   22,863,758           $    20,587,741
                                                                          =============            ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Liabilities:
   Deposits                                                             $    9,440,223           $     9,668,286
   Reverse repurchase agreements                                             9,776,800                 7,291,800
   Federal Home Loan Bank of New York advances                               1,410,087                 1,210,170
   Other borrowings                                                            477,685                   520,827
   Mortgage escrow funds                                                       143,001                   116,106
   Accrued expenses and other liabilities                                      257,219                   318,168
                                                                          -------------            --------------

TOTAL LIABILITIES                                                           21,505,015                19,125,357
                                                                          -------------            --------------

Stockholders' equity:
   Preferred stock, $1.00 par value; 5,000,000 shares authorized:
      Series A (325,000 shares authorized and -0- shares issued and
        outstanding)                                                                 -                         -
      Series B (2,000,000 shares authorized, issued and outstanding)             2,000                     2,000
   Common stock, $.01 par value;  (200,000,000  shares authorized;
      55,498,296 and 54,655,095 shares issued, respectively; and
      54,340,443 and 54,655,095 shares outstanding, respectively)                  555                       547
   Additional paid-in capital                                                  797,541                   767,846
   Retained earnings - substantially restricted                                864,741                   742,679
   Treasury stock (1,157,853 shares, at cost)                                  (50,086)                        -
   Accumulated other comprehensive income:
      Net unrealized loss on securities, net of taxes                         (222,258)                  (14,566)
   Unallocated common stock held by ESOP                                       (33,645)                  (35,908)
   Unearned common stock held by RRPs                                             (105)                     (214)
                                                                          -------------            --------------

TOTAL STOCKHOLDERS' EQUITY                                                   1,358,743                 1,462,384
                                                                          -------------            --------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                              $   22,863,758           $    20,587,741
                                                                          =============            ==============

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME
---------------------------------
(In Thousands, Except Per Share Data)

                                                                      Three Months Ended                    Nine Months Ended
                                                                         September 30,                         September 30,
                                                                ------------------------------        -----------------------------
                                                                    1999             1998 (1)              1999            1998 (1)
                                                                ------------     -------------        ------------     ------------
Interest income:
   Mortgage loans                                             $     172,208    $      155,824       $     502,014    $     457,959
   Consumer and other loans                                           4,726             6,192              14,797           18,596
   Mortgage-backed securities                                       167,422           113,025             497,287          314,356
   Other securities                                                  31,854            34,080              96,871           99,965
   Federal funds sold and repurchase agreements                       2,237             3,921               5,586           11,134
                                                                ------------     -------------        ------------     ------------
Total interest income                                               378,447           313,042           1,116,555          902,010
                                                                ------------     -------------        ------------     ------------
Interest expense:
   Deposits                                                          91,496           100,530             271,103          306,134
   Borrowed funds                                                   153,714           100,242             439,630          262,717
                                                                ------------     -------------        ------------     ------------
Total interest expense                                              245,210           200,772             710,733          568,851
                                                                ------------     -------------        ------------     ------------

Net interest income                                                 133,237           112,270             405,822          333,159
Provision for loan losses                                             1,026             5,166               3,119            8,780
                                                                ------------     -------------        ------------     ------------
Net interest income after provision for loan losses                 132,211           107,104             402,703          324,379
                                                                ------------     -------------        ------------     ------------
Non-interest income:
   Customer service and other loan fees                              10,435             9,127              29,310           25,047
   Loan servicing fees                                                2,813            (5,810)             12,135           (2,127)
   Gain on sales of securities                                            -             4,132                 714           15,253
   Gain (loss) on sales of loans                                        209              (844)              3,255            1,364
   Net gain on disposition of branch and loan production offices     20,447                 -              19,206                -
   Operating income from real estate joint ventures                   2,084                 -               2,768            1,735
   Other                                                                790             1,674               2,471            6,877
                                                                ------------     -------------        ------------     ------------
Total non-interest income                                            36,778             8,279              69,859           48,149
                                                                ------------     -------------        ------------     ------------
Non-interest expense:
   General and administrative:
       Compensation and benefits                                     22,542            26,601              70,586           78,194
       Employee stock plans amortization                              2,234             3,983               8,075           14,559
       Occupancy, equipment and systems                              13,215            14,460              40,356           43,055
       Federal deposit insurance premiums                             1,055             1,713               3,452            4,474
       Advertising                                                    2,085             1,261               5,938            4,116
       Other                                                          6,862            18,949              21,944           38,647
                                                                ------------     -------------        ------------     ------------
   Total general and administrative                                  47,993            66,967             150,351          183,045
   Real estate operations and provision for losses, net                 116              (646)                (60)              36
   Goodwill litigation                                                1,094               421               4,041            1,120
   Amortization of goodwill                                           4,843             4,962              14,592           14,809
                                                                ------------     -------------        ------------     ------------
Total non-interest expense                                           54,046            71,704             168,924          199,010
                                                                ------------     -------------        ------------     ------------

Income before income tax expense                                    114,943            43,679             303,638          173,518
Income tax expense                                                   47,995            18,815             127,514           72,929
                                                                ------------     -------------        ------------     ------------

NET INCOME                                                           66,948            24,864             176,124          100,589
                                                                ------------     -------------        ------------     ------------

Preferred dividends declared                                         (1,500)           (1,500)             (4,500)          (4,500)
                                                                ------------     -------------        ------------     ------------

Net income available to common shareholders                   $      65,448    $       23,364       $     171,624    $      96,089
                                                                ============     =============        ============     ============

Basic earnings per common share                               $        1.27    $         0.46       $        3.32    $        1.90
                                                                ============     =============        ============     ============
Diluted earnings per common share                             $        1.25    $         0.44       $        3.24    $        1.82
                                                                ============     =============        ============     ============

Basic weighted average common shares                             51,417,820        51,011,647          51,736,485       50,595,090
Diluted weighted average common and common
   equivalent shares                                             52,376,642        52,894,829          52,988,352       52,818,974


(1)  Restated to include Long Island Bancorp, Inc. (LIB).

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARY

CONSOLIDATED SCHEDULE OF OPERATING CASH EARNINGS
------------------------------------------------
(In Thousands, Except Share Data)


                                                                           Three Months Ended
                                                                              September 30,
                                                                  ------------------------------------
                                                                      1999                     1998 (1)
                                                                  ------------            ------------
Net Income                                                      $      66,948           $      24,864
Less: Net gain on disposition of branch and loan production
       offices, net of tax                                             11,909                       -
                                                                  ------------            ------------
Operating Income                                                       55,039                  24,864
Add back:
       Employee stock plans amortization expense                        2,234                   3,983
       Amortization of goodwill                                         4,843                   4,962
       Income tax benefit on amortization expense of
          earned portion of RRP stock                                     968                   4,698
                                                                  ------------            ------------
Operating cash earnings                                                63,084                  38,507
                                                                  ------------            ------------

Preferred dividends declared                                           (1,500)                 (1,500)
                                                                  ------------            ------------

Operating cash earnings available to common shareholders        $      61,584           $      37,007
                                                                  ============            ============


Basic operating cash earnings per common share                  $        1.20           $        0.73
                                                                  ============            ============
Diluted operating cash earnings per common share                $        1.18           $        0.70
                                                                  ============            ============



                                                                           Nine Months Ended
                                                                             September 30,
                                                                  ------------------------------------
                                                                      1999                   1998 (1)
                                                                  ------------            ------------

Net Income                                                      $     176,124           $     100,589
Less: Net gain on disposition of branch and loan production
       offices, net of tax                                             11,140                       -
                                                                  ------------            ------------
Operating Income                                                      164,984                 100,589
Add back:
       Employee stock plans amortization expense                        8,075                  14,559
       Amortization of goodwill                                        14,592                  14,809
       Income tax benefit on amortization expense of
          earned portion of RRP stock                                   2,903                   7,264
                                                                  ------------            ------------
Operating cash earnings                                               190,554                 137,221
                                                                  ------------            ------------

Preferred dividends declared                                           (4,500)                 (4,500)
                                                                  ------------            ------------

Operating cash earnings available to common shareholders        $     186,054           $     132,721
                                                                  ============            ============


Basic operating cash earnings per common share                  $        3.60           $        2.62
                                                                  ============            ============
Diluted operating cash earnings per common share                $        3.51           $        2.51
                                                                  ============            ============


 (1) Restated to include LIB.

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARY

SELECTED FINANCIAL RATIOS AND OTHER DATA
----------------------------------------


                                                                                                  At or For the
                                                                                               Three Months Ended
                                                                                                  September 30,
                                                                                   -----------------------------------------------
                                                                                          1999                     1998 (1)
                                                                                   --------------------       --------------------
                                                                                                     (Annualized)
SELECTED RETURNS
----------------
           Return on average stockholders' equity                                        20.27 %                     6.49 %
           Return on average tangible stockholders' equity                               24.59                       7.79
           Return on average assets                                                       1.16                       0.53

SELECTED FINANCIAL RATIOS AND MARKET DATA EXCLUDING NET GAIN ON
    DISPOSITION OF BRANCH AND LOAN PRODUCTION OFFICES, NET OF TAX
------------------------------------------------------------------
           Return on average stockholders' equity                                        16.66 %                     6.49 %
           Cash return on average stockholders' equity(2)                                19.10                      10.05
           Return on average tangible stockholders' equity                               20.22                       7.79
           Cash return on average tangible stockholders' equity(2)                       23.17                      12.06
           Return on average assets                                                       0.96                       0.53
           Cash return on average assets(2)                                               1.10                       0.82
           Net interest spread                                                            2.08                       2.13
           Net interest margin                                                            2.39                       2.52
           General and administrative expenses to average assets                          0.84                       1.43
           Cash general and administrative expenses
                to average assets(3)                                                      0.80                       1.35
           Efficiency ratio                                                              32.09                      57.53
           Cash efficiency ratio(3)                                                      30.59                      54.11
           Cash dividends paid per common share                                    $      0.24                $      0.20
           Book value per common share
           Tangible book value per common share

ASSET QUALITY RATIOS
--------------------
           Non-performing loans/total loans
           Non-performing loans/total assets
           Non-performing assets/total assets
           Allowance for loan losses/non-performing loans
           Allowance for loan losses/non-accrual loans
           Allowance for loan losses/total loans

CAPITAL RATIOS (ASTORIA FEDERAL)
--------------------------------
           Tangible
           Core
           Risk-based

OTHER DATA (DOLLARS IN MILLIONS)
--------------------------------

           Average equity/average assets                                                  5.75 %                     8.21 %
           Cumulative one year interest - sensitivity gap

           Non-performing assets
           Non-performing loans
           90 days past maturity but still accruing
           Non-accrual loans

           Mortgage loans serviced for others



                                                                                                     At or For the
                                                                                                  Nine Months Ended
                                                                                                     September 30,
                                                                                   ------------------------------------------------
                                                                                          1999                       1998 (1)
                                                                                   --------------------         -------------------
                                                                                                     (Annualized)
SELECTED RETURNS
----------------
           Return on average stockholders' equity                                        16.83 %                       8.93 %
           Return on average tangible stockholders' equity                               20.28                        10.80
           Return on average assets                                                       1.03                         0.75

SELECTED FINANCIAL RATIOS AND MARKET DATA EXCLUDING NET GAIN ON
    DISPOSITION OF BRANCH AND LOAN PRODUCTION OFFICES, NET OF TAX
------------------------------------------------------------------
           Return on average stockholders' equity                                        15.76 %                       8.93 %
           Cash return on average stockholders' equity(2)                                18.21                        12.19
           Return on average tangible stockholders' equity                               19.00                        10.80
           Cash return on average tangible stockholders' equity(2)                       21.94                        14.73
           Return on average assets                                                       0.97                         0.75
           Cash return on average assets(2)                                               1.12                         1.02
           Net interest spread                                                            2.17                         2.21
           Net interest margin                                                            2.47                         2.62
           General and administrative expenses to average assets                          0.88                         1.37
           Cash general and administrative expenses
                to average assets(3)                                                      0.84                         1.26
           Efficiency ratio                                                              33.02                        50.01
           Cash efficiency ratio(3)                                                      31.25                        46.03
           Cash dividends paid per common share                                    $      0.72                  $      0.60
           Book value per common share                                                   23.88                        27.34
           Tangible book value per common share                                          19.67                        22.72

ASSET QUALITY RATIOS
--------------------
           Non-performing loans/total loans                                               0.58 %                       0.98 %
           Non-performing loans/total assets                                              0.25                         0.45
           Non-performing assets/total assets                                             0.28                         0.53
           Allowance for loan losses/non-performing loans                               129.21                        88.80
           Allowance for loan losses/non-accrual loans                                  136.01                        91.60
           Allowance for loan losses/total loans                                          0.74                         0.87

CAPITAL RATIOS (ASTORIA FEDERAL)
--------------------------------
           Tangible                                                                       5.55 %                       5.84 %
           Core                                                                           5.55                         5.84
           Risk-based                                                                    14.50                        15.19

OTHER DATA (DOLLARS IN MILLIONS)
--------------------------------

           Average equity/average assets                                                  6.15 %                       8.40 %
           Cumulative one year interest - sensitivity gap                                 2.21

           Non-performing assets                                                   $        64                  $       102
           Non-performing loans                                                             58                           86
           90 days past maturity but still accruing                                          3                            3
           Non-accrual loans                                                                55                           83

           Mortgage loans serviced for others                                      $     4,544                  $     5,194


           (1)  Restated to include LIB.
           (2) Excluding non-cash charge for amortization of goodwill, employee stock plans and related tax benefit.
           (3) Excluding non-cash charge for amortization of employee stock plans.

                                                                         Page 11
ASTORIA FINANCIAL CORPORATION AND SUBSIDIARY

AVERAGE BALANCE SHEET
---------------------
(Dollars in Thousands)

                                                                Three Months Ended September 30,
                                                  ---------------------------------------------------------------
                                                                               1999
                                                  ---------------------------------------------------------------
                                                                                             Average
                                                           Average                            Yield/
                                                           Balance           Interest          Cost
-----------------------------------------------------------------------------------------------------------------
    Assets:                                                                                 Annualized)
      Interest-earning assets:
          Mortgage loans                        $         9,723,462     $     172,208          7.08 %
          Consumer and other loans                          192,741             4,726          9.81
          Mortgage-backed securities (2)                 10,434,731           167,422          6.42
          Other securities (2)                            1,809,690            31,854          7.04
          Federal funds sold and
               repurchase agreements                        171,470             2,237          5.22
                                                         ----------           -------          ----
      Total interest-earning assets                      22,332,094           378,447          6.78
      Non-interest-earning assets                           656,870
                                                         ----------
    Total assets                                $        22,988,964
                                                         ----------
    Liabilities and stockholders' equity:
      Interest-bearing liabilities:
          Savings                               $         2,688,840     $      13,718          2.04 %
          Certificates of deposit                         4,883,535            64,517          5.28
          NOW                                               117,747               294          1.00
          Money market                                    1,096,111            11,979          4.37
          Money manager                                     395,928               988          1.00
          Borrowed funds                                 11,684,305           153,714          5.26
                                                         ----------           -------
      Total interest-bearing liabilities                 20,866,466           245,210          4.70
                                                                              -------
      Non-interest-bearing liabilities                      801,327
                                                         ----------
    Total liabilities                                    21,667,793
    Stockholders' equity                                  1,321,171
                                                         ----------
    Total liabilities and stockholders' equity  $        22,988,964
                                                         ----------
     Net interest income/net interest
            rate spread                                                 $     133,237          2.08 %
                                                                              -------          ----
     Net interest earning assets/net
         interest margin                        $         1,465,628                            2.39 %
                                                          ---------                            ----
     Ratio of interest-earning assets
        to interest-bearing liabilities                        1.07x
                                                               ----

                                                              Three Months Ended September 30,
                                                ------------------------------------------------------
                                                                            1998 (1)
                                                ------------------------------------------------------
                                                                                           Average
                                                        Average                            Yield/
                                                        Balance            Interest         Cost
                                                ------------------------------------------------------
    Assets:                                                                             (Annualized)
      Interest-earning assets:
          Mortgage loans                        $      8,457,351     $     155,824          7.37 %
          Consumer and other loans                       264,112             6,192          9.38
          Mortgage-backed securities (2)               6,903,916           113,025          6.55
          Other securities (2)                         1,939,627            34,080          7.03
          Federal funds sold and
               repurchase agreements                     280,137             3,921          5.60
                                                      ----------           -------
      Total interest-earning assets                   17,845,143           313,042          7.02
      Non-interest-earning assets                        834,563           -------
                                                      ----------
    Total assets                                 $    18,679,706
                                                      ----------
    Liabilities and stockholders' equity:
      Interest-bearing liabilities:
          Savings                               $      2,888,979     $      18,762          2.60 %
          Certificates of deposit                      5,204,569            71,503          5.50
          NOW                                            124,974               455          1.46
          Money market                                   758,915             8,590          4.53
          Money manager                                  356,720             1,220          1.37
          Borrowed funds                               7,072,755           100,242          5.67
                                                      ----------           -------
      Total interest-bearing liabilities              16,406,912           200,772          4.89
                                                                           -------
      Non-interest-bearing liabilities                   739,693
                                                      ----------
    Total liabilities                                 17,146,605
    Stockholders' equity                               1,533,101
                                                      ----------
    Total liabilities and stockholders' equity   $    18,679,706
                                                      ----------
     Net interest income/net interest
            rate spread                                              $     112,270          2.13 %
                                                                           -------          ----
     Net interest earning assets/net
         interest margin                        $      1,438,231                            2.52 %
                                                       ---------                            ----
     Ratio of interest-earning assets
        to interest-bearing liabilities                    1.09x
                                                           ----

(1)   Restated to include LIB.
(2)   Securities available-for-sale are reported at average amortized cost.

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARY

AVERAGE BALANCE SHEET
---------------------
(Dollars in Thousands)

                                                             Nine Months Ended September 30,
                                              ------------------------------------------------------------------------------------
                                                                1999                                        1998 (1)
                                              ------------------------------------------   ----------------------------------------
                                                                               Average                                    Average
                                                  Average                       Yield/        Average                      Yield/
                                                  Balance       Interest        Cost          Balance       Interest        Cost
----------------------------------------------------------------------------------------   ----------------------------------------
Assets:                                                                     (Annualized)                               (Annualized)
  Interest-earning assets:
      Mortgage loans                        $   9,374,928     $   502,014       7.14 %     $  8,224,446     $ 457,959       7.42 %
      Consumer and other loans                    207,328          14,797       9.52            265,346        18,596       9.34
      Mortgage-backed securities (2)           10,333,972         497,287       6.42          6,339,109       314,356       6.61
      Other securities (2)                      1,841,231          96,871       7.01          1,893,548        99,965       7.04
      Federal funds sold and
           repurchase agreements                  150,831           5,586       4.94            263,336        11,134       5.64
                                                  -------           -----                       -------        ------
  Total interest-earning assets                21,908,290       1,116,555       6.80         16,985,785       902,010       7.08
                                                                ---------                                     -------
  Non-interest-earning assets                     790,341                                       885,117
                                                  -------                                       -------
Total assets                                $  22,698,631                                  $ 17,870,902
                                               ==========                                    ==========

Liabilities and stockholders' equity:
  Interest-bearing liabilities:
      Savings                               $   2,726,939     $    41,085       2.01 %     $  2,912,184     $  56,903       2.61 %
      Certificates of deposit                   4,964,526         194,136       5.21          5,369,395       220,610       5.48
      NOW                                         128,246             951       0.99            126,045         1,391       1.47
      Money market                              1,004,608          32,071       4.26            697,393        23,501       4.49
      Money manager                               386,159           2,860       0.99            352,841         3,729       1.41
      Borrowed funds                           11,270,505         439,630       5.20          6,119,113       262,717       5.72
                                               ----------         -------                     ---------       -------
  Total interest-bearing liabilities           20,480,983         710,733       4.63         15,576,971       568,851       4.87
                                                                  -------                                     -------
  Non-interest-bearing liabilities                822,089                                       792,432
                                                  -------                                       -------
Total liabilities                              21,303,072                                    16,369,403
Stockholders' equity                            1,395,559                                     1,501,499
                                                ---------                                     ---------
Total liabilities and stockholders' equity  $  22,698,631                                  $ 17,870,902
                                               ==========                                    ==========

 Net interest income/net interest
        rate spread                                           $   405,822       2.17 %                      $ 333,159       2.21 %
                                                                  -------       ----                          -------       ----
 Net interest earning assets/net
     interest margin                        $   1,427,307                       2.47 %     $  1,408,814                     2.62 %
                                            -------------                       ----          ---------                     ----
 Ratio of interest-earning assets
    to interest-bearing liabilities                 1.07x                                         1.09x
                                                    -----                                         -----


(1)   Restated to include LIB.
(2)   Securities available-for-sale are reported at average amortized cost.